Exhibit 10.5

AGREEMENT REGARDING SEAPORT

A1.

The Sahara Group, Inc., a Delaware USA Corporation (“Sahara Group”), 6777 Camp Bowie, Suite 332, Fort Worth, Texas, USA 76116, represented by its President, Rusbek Bisultanov,

A2.

Firecreek Petroleum, Inc., a Delaware Corporation (“Firecreek”), 6777 Camp Bowie, Suite 332, Fort Worth, Texas, USA 76116, represented by its President, John R. Taylor, and

A3.

International Integration Oil & Gas Construction Syndicate (“Minneftegazstroi”), 123007, Moscow, 25A Magistralnaya Str., Build. 1, represented by its General Director, Alibekov Yakhya lmranovich, acting on the basis of its Charter,

Whereas, Sahara Group, Firecreek and Minneftegazstroi (the “Parties”) desire to conduct a study to determine the feasibility of developing and operating certain seaport facilities and, based on the results of such study, to enter into an agreement to develop and operate such facilities, the Parties agree as follows:

1.

SUBJECT OF THE AGREEMENT. The Parties will cause a feasibility study to be performed as described in this Agreement. If the Parties mutually approve the results of the study, the Parties will enter into one or more agreements for the development of the matters covered by such study.

2.

MATTERS TO BE COVERED BY THE FEASIBILITY STUDY.  The feasibility study will include the following matters:

(a)

Acquisition of the Gelenzhik Seaport and a three-year upgrade, expansion and modernization program;

(b)

Implementation of commercial shipping operations, including on-site customs and import/export permit issuance;

(c)

Construction of processing and collection facilities adequate to support production and marketing of high-end residuals and gas condensate;

(d)

Establishment of transfer facilities as needed to store and ship high-end residuals and gas condensate tanks to foreign markets;

(e)

Acquisition of 19+ hectars of land at the seaport of Tuapse for the purpose of oil treatment and refining and export of oil and refined products;

(f)

Acquisition, installation and operation of a refinery, complete with two-million barrel capacity tank farm for oil to be treated and/or refined for export;

(g)

Establishment of oil and/or gas exchange agreement with TransNeft, allowing the movement of oil and gas through TransNeft pipeline to port; and

(h)

Construction of offshore terminal / loading facility, with connecting subsurface pipeline from refinery to terminal.

3.

DETAILED DESCRIPTION OF FEASIBILITY STUDY. The Parties will cooperate to prepare a detailed statement of the matters to be accomplished by the feasibility study within thirty (30) days after the date of this Agreement.

4.

COST OF FEASIBILITY STUDY. The cost of the feasibility study is estimated to be US$500,000. This cost will be advanced by Firecreek subject to approval by funding source of the detailed statement of the matters to be accomplished by the feasibility study. If a project is mutually approved by the Parties as a result of the feasibility study, the cost of the feasibility study shall be reimbursed to Firecreek and/or other parties providing funding for the feasibility study.

5.

PROJECTS. Upon receipt of the feasibility study, the Parties will review and discuss the same and determine the projects, if any, to be established, developed and operated based on the results of the feasibility study. At the time a project is mutually approved by the Parties, the Parties will form the necessary registered companies to accomplish the project. The sharing ratios of the Parties shall be similar to those in the Tekhnoton project of the Parties.

6.

MISCELLANEOUS

(a)

The Parties may not assign their rights under this Agreement to any other person without the consent of the other Parties.

(b)

Notices or other communications under this Agreement shall be properly served if delivered by hand or sent by fax (as demonstrated by confirmation of successful fax transmission) to a fax machine at the address set out in Clause 7, or by any other method reasonably expected to result in delivery within one business day.

(c)

This Agreement is executed in Russian and English. In the event of inconsistency between the Russian and English text, the Russian shall prevail.

(d)

Each of the Parties will keep confidential the terms of this Agreement  and the results of the feasibility study, except each Party may disclose this information to its professional advisers, affiliates, agents and potential lenders, and to satisfy governmental requirements.

(e)

This Agreement will be governed by Russian law. All disputes under this Agreement will be resolved in the commercial (arbitrazh) court of Moscow, Russia.

(f)

The Parties agree to work together in good faith to accomplish the purpose of this Agreement and further agree that they will not circumvent one another in accomplishing such purposes.

(g)

This Agreement may be executed in multiple counterparts and by facsimile signatures.

(h)

This Agreement is subject to approval by the boards of directors of the Parties by 1 July 2005.

7.

DETAILS OF THE PARTIES.

A1.

The Sahara Group, Inc., a Delaware, USA Corporation

Firecreek Petroleum, Inc., a Delaware, USA Corporation, Operator

6777 Camp Bowie, Suite 332

Fort Worth, Texas, USA 76116

A2.

Firecreek Petroleum, Inc., a Delaware, USA Corporation

6777 Camp Bowie, Suite 332

Fort Worth, Texas, USA 76116

A3.

International Integration Oil & Gas Construction Syndicate

TIN 7714271263, TRRC 7711401001

s/a 40703810400100002532, c/a 30101810300000000600 in Oktyabrskiy branch of JSCB

“Moskovskiy lndustrialniy Bank”, BIC 044525600

Legal address: 123007, Moscow, 25A Magistralnaya Str., Build. 1.

The date of this Agreement is 16 June 2005.

This Agreement is made in one copy for each Party which shall be kept with responsible officials of each Party.

Signatures of the Parties:

The Sahara Group, Inc.

By:

Rusbek Bisultanov, President

International Integration Oil & Gas Construction Syndicate

By:

Alibekov Yakhya lmranovich, General Director

Firecreek Petroleum, Inc.

By:

John R. Taylor, President